Exhibit 10.14
CUMULUS LONG-TERM INCENTIVE PLAN
ARTICLE I
PURPOSE
The purpose of the Cumulus Long-Term Incentive Plan (this “Plan”), adopted as of August 11, 2023 (the “Effective Date”) is to further the growth and success of Cumulus Data LLC, a Delaware limited liability company limited (“Cumulus”), and indirectly as its parent, Talen Energy Corporation, a Delaware corporation (the “Company”), and the interests of their members by enabling the Company and Cumulus to reward the employees, officers, and other service providers with certain cash bonus payments to incentivize and reward outstanding performance by such individuals with respect to the development and monetization of Cumulus and its assets.
ARTICLE II
DEFINITIONS
2.1 Certain Definitions. As used in this Plan, the following terms shall have the meanings set forth below:
“Affiliate” means, as to any specified Person, any other Person controlling, controlled by, or under common control with such first Person and, in the case of a Person that is a partnership or a limited liability company, any partner or member of such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Award” means a grant of Bonus Unit(s) under this Plan pursuant to which a Participant may receive a portion of the Bonus Pool. Awards under this Plan shall be granted pursuant to a written Award notice, a form of which is attached hereto as Exhibit B.

“Board” means the board of directors of the Company.

“Bonus Amount” means, with respect to a particular Participant, the amount payable to such Participant under this Plan on a Payment Milestone associated with a Bonus Event, which amount shall be determined as (a) the Bonus Pool for such Payment Milestone multiplied by (b) a fraction, the numerator of which is the number of Bonus Units held by such Participant, and the denominator of which is the Unit Reserve.

“Bonus Pool” means the aggregate bonus pool amounts determined in Section 4.2 of this Plan, which will be separately calculated for each separate Bonus Event and associated Payment Milestones.

“Bonus Unit” means a notional unit of measurement that entitles a Participant to receive a payment in cash in accordance with the terms of this Plan. Any Bonus Unit that is forfeited may be, but need not be, reallocated by the Committee in its sole discretion.

“Bonus Event” means any of a JV Transaction, Lease Transaction, or a Sale Transaction.

“Cause” means, unless otherwise determined by the Committee in the applicable Award notice, with respect to a Participant’s termination of employment or service, the following: (a) if there is no employment, consulting, severance, change in control, or similar agreement in effect between a Company Entity and the Participant at the time of termination (or if there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s: (i) commission of, indictment for, or plea of guilty or no contest to, a felony (or state law equivalent) or a crime involving dishonesty or moral turpitude or the commission of any other act involving willful malfeasance or breach of fiduciary duty with respect to any Company Entity; (ii) substantial and repeated failure to perform the Participant’s duties or to follow any lawful directive from any Company Entity; (iii) conduct that brings or is reasonably likely to bring any Company Entity negative publicity or into public disgrace, embarrassment, or disrepute; (iv) fraud, theft, embezzlement, gross negligence or willful misconduct with respect to any Company Entity; (v) violation of any Company Entity’s written policies or codes of conduct, including written policies related to discrimination, harassment, retaliation, performance of illegal or unethical activities, or ethical misconduct; or (vi) breach of any agreement with any Company Entity, including, without limitation, any non-competition, non-solicitation, no-hire, or confidentiality covenant between the Participant and any Company Entity; or (b) if there is an employment, consulting, severance, change in control, or similar agreement in effect between a Company Entity and the Participant at the time of termination of employment or service that defines “cause” (or words of like import), “cause” as defined under such agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other official guidance promulgated thereunder.
“Coin Business” means the business and assets directly and indirectly owned and operated by Cumulus Coin Holdings, LLC and its Subsidiaries.

“Committee” means the Compensation Committee of the Board.
“Company Entities” means, collectively, the Company, its Subsidiaries and Affiliates.

“Lease Transaction” means a long-term lease or sale of one or more powered shell buildings on the existing campus owned by Cumulus.

“JV Transaction” means the formation of a partnership or contractual joint venture arrangement with a third party with respect to the ownership and/or operations of Cumulus or its assets.

“Modified Cap” means the value set forth in the Award notice with respect to each Participant, above which the provisions set forth in Section 4.4 will apply.

“Participant” means any employee or other service provider of any Company Entity providing services in respect of Cumulus who is selected to participate in, and granted an Award under, this Plan in accordance with Article III of this Plan.

“Payment Milestone” means an event specified on Exhibit A associated with a Bonus Event which results in the calculation of a Bonus Pool and payment of a Bonus Amount, in each case, measured during the Plan Term.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a government or any branch, department, agency, political subdivision, or official thereof.

“Plan Term” means the period from the Effective Date through December 31, 2025.

“Restrictive Covenant Agreement” means any nondisclosure, noncompetition, nonsolicitation, nondisparagement, or other similar restrictive covenants agreed to by the Participant for the benefit of the Company Entities and/or Cumulus, including any such restrictions entered into in connection with the grant of Awards hereunder.

“Sale Transaction” means a sale to a third party of all or substantially all of the membership interests in, or assets of, Cumulus, including indirectly through a sale of all of the membership interests in, or assets of, Cumulus Digital Holdings, LLC or a designated Subsidiary thereof.
“Subsidiary” means any corporation, partnership, limited liability company, or other entity in which a Person owns, directly or indirectly, stock or other equity securities or interests possessing 50% or more of the total combined voting power of such entity.

“Unit Reserve” means 1,000 Bonus Units.Certain Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, as to any specified Person, any other Person controlling, controlled by, or under common control with such first Person and, in the case of a Person that is a partnership or a limited liability company, any partner or member of such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Award” means a grant of Bonus Unit(s) under this Plan pursuant to which a Participant may receive a portion of the Bonus Pool. Awards under this Plan shall be granted pursuant to a written Award notice, a form of which is attached hereto as Exhibit B.

“Board” means the board of directors of the Company.

“Bonus Amount” means, with respect to a particular Participant, the amount payable to such Participant under this Plan on a Payment Milestone associated with a Bonus Event, which amount shall be determined as (a) the Bonus Pool for such Payment Milestone multiplied by (b) a fraction, the numerator of which is the number of Bonus Units held by such Participant, and the denominator of which is the Unit Reserve.

“Bonus Pool” means the aggregate bonus pool amounts determined in Section 4.2 of this Plan, which will be separately calculated for each separate Bonus Event and associated Payment Milestones.

“Bonus Unit” means a notional unit of measurement that entitles a Participant to receive a payment in cash in accordance with the terms of this Plan. Any Bonus Unit that is forfeited may be, but need not be, reallocated by the Committee in its sole discretion.

“Bonus Event” means any of a JV Transaction, Lease Transaction, or a Sale Transaction.

“Cause” means, unless otherwise determined by the Committee in the applicable Award notice, with respect to a Participant’s termination of employment or service, the following: (a) if there is no employment, consulting, severance, change in control, or similar agreement in effect between a Company Entity and the Participant at the time of termination (or if there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s: (i) commission of, indictment for, or plea of guilty or no contest to, a felony (or state law equivalent) or a crime involving dishonesty or moral turpitude or the commission of any other act involving willful malfeasance or breach of fiduciary duty with respect to any Company Entity; (ii) substantial and repeated failure to perform the Participant’s duties or to follow any lawful directive from any Company Entity; (iii) conduct that brings or is reasonably likely to bring any Company Entity negative publicity or into public disgrace, embarrassment, or disrepute; (iv) fraud, theft, embezzlement, gross negligence or willful misconduct with respect to any Company Entity; (v) violation of any Company Entity’s written policies or codes of conduct, including written policies related to discrimination, harassment, retaliation, performance of illegal or unethical activities, or ethical misconduct; or (vi) breach of any agreement with any Company Entity, including, without limitation, any non-competition, non-solicitation, no-hire, or confidentiality covenant between the Participant and any Company Entity; or (b) if there is an employment, consulting, severance, change in control, or similar agreement in effect between a Company Entity and the Participant at the time of termination of employment or service that defines “cause” (or words of like import), “cause” as defined under such agreement.
“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other official guidance promulgated thereunder.

“Coin Business” means the business and assets directly and indirectly owned and operated by Cumulus Coin Holdings, LLC and its Subsidiaries.

“Committee” means the Compensation Committee of the Board.

“Company Entities” means, collectively, the Company, its Subsidiaries and Affiliates.

“Lease Transaction” means a long-term lease or sale of one or more powered shell buildings on the existing campus owned by Cumulus.

“JV Transaction” means the formation of a partnership or contractual joint venture arrangement with a third party with respect to the ownership and/or operations of Cumulus or its assets.

“Modified Cap” means the value set forth in the Award notice with respect to each Participant, above which the provisions set forth in Section 4.4 will apply.

“Participant” means any employee or other service provider of any Company Entity providing services in respect of Cumulus who is selected to participate in, and granted an Award under, this Plan in accordance with Article III of this Plan.

“Payment Milestone” means an event specified on Exhibit A associated with a Bonus Event which results in the calculation of a Bonus Pool and payment of a Bonus Amount, in each case, measured during the Plan Term.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a government or any branch, department, agency, political subdivision, or official thereof.

“Plan Term” means the period from the Effective Date through December 31, 2025.

“Restrictive Covenant Agreement” means any nondisclosure, noncompetition, nonsolicitation, nondisparagement, or other similar restrictive covenants agreed to by the Participant for the benefit of the Company Entities and/or Cumulus, including any such restrictions entered into in connection with the grant of Awards hereunder.

“Sale Transaction” means a sale to a third party of all or substantially all of the membership interests in, or assets of, Cumulus, including indirectly through a sale of all of the membership interests in, or assets of, Cumulus Digital Holdings, LLC or a designated Subsidiary thereof.
“Subsidiary” means any corporation, partnership, limited liability company, or other entity in which a Person owns, directly or indirectly, stock or other equity securities or interests possessing 50% or more of the total combined voting power of such entity.

“Unit Reserve” means 1,000 Bonus Units.

ARTICLE III
ADMINISTRATION OF THIS PLAN
3.1 Committee. This Plan shall be administered by the Committee.

3.2 Procedures. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of this Plan. The Committee may, to the extent permissible by applicable law and its charter, delegate any of its authority hereunder to any Persons as it deems appropriate.
3.3 Interpretation; Powers of Committee. The Committee shall have the responsibility, in its sole discretion, to control, operate, construe, interpret, manage, and administer this Plan and shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to this Plan. The Committee is empowered to correct any defect, supply any omission, or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee shall deem it desirable to carry it into effect. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among eligible individuals under this Plan, whether or not such individuals are similarly situated. All determinations and interpretations made by the Committee shall be final, binding, and conclusive on all Participants and their heirs, successors, and legal representatives.
3.4 Participation. The Committee shall determine the Participants to whom Awards under this Plan shall be granted.

ARTICLE IV
GRANT AND PAYMENT OF AWARDS
4.1 Grant of Awards.
(a)Awards granted under this Plan shall contain the total number of Bonus Units granted with respect to such Award. The Committee shall determine the total number of Bonus Units granted for each Award in its discretion.
(b)An Award granted hereunder generally provides for payment of Bonus Amounts to a Participant with respect to any Bonus Event that occurs during the Plan Term, subject to, except as expressly provided below, the Participant remaining employed with, or providing services to, a Company Entity through occurrence of the Bonus Event and associated Payment Milestone. The Bonus Amount for each Bonus Year shall be based on the number of Bonus Units held by the Participant as of the end of such Bonus Year and the Bonus Pool for such Bonus Year.
4.2 Determination of Bonus Pool. The Bonus Pool shall be determined by the Committee with respect to each Bonus Event and associated Payment Milestones in its sole discretion, based on the principles described in the attached Exhibit A. Bonus Pools may be payable in connection with a contemplated JV Transaction, Lease Transaction, Sale Transaction or a combination of such transactions, depending on the nature of the actual transaction or transactions entered into by the Company and Cumulus. While the formulations set forth on Exhibit A reflect the current intention of the Company with respect to the Plan, the Committee reserves the right to modify the calculation of the Bonus Pool associated with any Bonus Event or Payment Milestone to the extent necessary to achieve the purposes of this Plan, and to create new Bonus Events or Payment Milestones, as reasonably determined by the Committee in good faith.

4.3 Determination of Bonus Amount. In connection with each Payment Milestone associated with a Bonus Event, the Committee shall determine the Bonus Amounts payable to each Participant who holds Bonus Units as of the relevant Payment Milestone, in accordance with the terms and conditions of this Plan. All such determinations shall be final, conclusive, and binding on the Company Entities, all Participants, and any other interested parties.

4.4 Modified Cap on Bonus Pool. In the event that the aggregate Bonus Amounts otherwise payable during the Plan Term in respect of any Award hereunder would exceed the Participant’s Modified Cap, any incremental Bonus Amount above the Modified Cap will be calculated by multiplying the amount otherwise payable by 20%.

4.5 Conditions to Payment of Bonus Amount. In addition to the condition set forth in Section 4.1(b), payment of any Bonus Amount in respect of any Award hereunder shall be conditioned upon (a) the Participant’s compliance at all times with all applicable Restrictive Covenant Agreements and (b) the Participant maintaining strict confidentiality of this Plan and the Award without disclosure to any Person other than immediate family members, legal advisors, or personal tax or financial advisors.

4.6 Time and Form of Payment of Bonus Amount. Subject to the provisions of this Article IV, the Bonus Amount that becomes payable in respect of any Payment Milestone hereunder shall be paid to the Participant within 30 days following the occurrence of the applicable Payment Milestone in a single lump sum payment.

4.7 Termination and Forfeiture of Award. Except as expressly set forth below, if the Participant’s employment or service with the Company Entities is terminated by any Company Entity for any reason or any of the other conditions to payment in Section 4.5 are not satisfied (or are otherwise violated), then the Award and the Bonus Units subject thereto shall immediately terminate and be forfeited and no Bonus Amounts shall thereafter be paid to the Participant. Notwithstanding the foregoing, in the event (x) a Participant’s position with the Company is eliminated in connection with any Bonus Event by the Company for reasons other than Cause and the Participant is not offered employment with any Company Entity following the elimination of such position and (y) such Participant executes, without revoking, a general waiver and release of claims in the form prescribed by the Committee, the Participant will be entitled to payment of any Bonus Amounts calculated with respect to any Bonus Pools created for any subsequent Payment Milestones during the Plan Term associated with such Bonus Event occurring prior to such termination (or any previously completed Bonus Event that prompted such termination). The Committee is not obligated to reallocate any portion of a forfeited or unpaid Award.
ARTICLE V
MISCELLANEOUS
5.1 Successors. For purposes of this Plan, the Company shall include any successors or assigns, whether direct or indirect and whether by purchase, merger, consolidation, or otherwise, to all or substantially all of the business or assets of the Company, and such successors and assigns shall perform the Company’s obligations under this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. Without limiting the foregoing, the Company may transfer sponsorship of this Plan and the associated responsibility to pay any amounts due with respect to any Awards under the Plan to Cumulus or any Subsidiary or Affiliate thereof. The term “Company” as used in this Plan means the Company, as hereinbefore defined, and any successor or assignee to the business or assets thereof that by reason hereof becomes bound by the terms and provisions of this Plan.

5.2 Non-Transferability. No Award or right to receive payment under this Plan may be assignable or otherwise transferrable by the Participant other than by the laws of descent or distribution. Any transfer or attempted transfer of an Award or a right to receive payment under this Plan contrary to this Section 5.2 shall be void.

5.3 Withholding Taxes. Upon any payment of any Award, the Company or its applicable Subsidiary shall have the right to deduct from any amount payable to the Participant in cash in respect of the Award the amount of any taxes that the Company Entity may be required to withhold with respect to such settlement. No Company Entity shall have any liability for any tax imposed on a Participant as a result of amounts paid or payable to such Participant under this Plan.

5.4 Amendment or Termination of this Plan. This Plan may be amended to the extent not materially detrimental to the Participants with respect to any Bonus Event that has already occurred by action of the Board at any time without Participant consent. The Board may terminate this Plan at any time without Participant consent Amendment or Termination of this Plan Amendment or Termination of this Plan. This Plan may be amended to the extent not materially detrimental to the Participants with respect to any Bonus Event that has already occurred by action of the Board at any time without Participant consent. The Board may terminate this Plan at any time without Participant consent, provided that if such termination occurs prior to the end of a Plan Term, each Participant who holds outstanding Bonus Units as of such termination shall be entitled to payment of any Bonus Amounts payable with respect to any subsequent Payment Milestones occurring during the Plan Term associated with any Bonus Event that has occurred as of the date of such termination, at such time as otherwise called for pursuant to this Plan. The Plan will terminate automatically as of the end of the Plan Term, and only Bonus Amounts payable in respect of Payment Milestones occurring before the end of the Plan will be payable following the Plan Term.

5.5 Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or any other jurisdiction, but this Plan shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.6 Titles and Headings. The headings and titles used in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

5.7 Governing Law. All questions concerning the construction, interpretation, and validity of this Plan, any Award, and any other instruments evidencing the Awards granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Texas. In furtherance of the foregoing, the laws of the State of Texas shall control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

5.8 Indemnification. No member of the Committee or Board, nor any Person to whom administrative or ministerial duties have been delegated, shall be personally liable for any action, interpretation, or determination made with respect to this Plan or the Awards granted hereunder, and each member of the Committee or Board or such Person shall be fully indemnified and protected by the Company with respect to any liability such member may incur with respect to any such action, interpretation, or determination, to the extent permitted by applicable law and to the extent provided in the Company’s governing documents, as amended from time to time, or under any agreement between any such Committee or Board member and the Company.

5.9 No Right to Continued Service. Nothing in this Plan shall interfere with or limit in any way any right of any Company Entity to terminate any Participant’s employment or service at any time and for any reason (or no reason), nor confer upon any Participant any right to continued service with any Company Entity for any period of time or to continue such Participant’s present (or any other) rate of compensation. No Participant who is granted an Award under this Plan shall have any right to a grant of future Awards under this Plan. By accepting any payment under this Plan, each Participant and each Person claiming under or through such Participant shall be conclusively deemed to have indicated such Person’s acceptance and ratification of, and consent to, any action taken under this Plan by the Company or the Committee.

5.10 Other Benefits. Awards under this Plan are special incentives and shall not be taken into account in computing the amount of salary or compensation for purposes of determining any bonus, incentive, pension, retirement, death, or other benefit under any employee benefit plan of any Company Entity, unless such plan or agreement expressly provides otherwise.

5.11 No Right to an Award or Grant; Unfunded Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Person any right to receive an Award under this Plan, except as may be evidenced by an Award notice duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth in the Award notice. To the extent that any Person acquires a right to receive payments under this Plan, such right shall be no greater than the right of an unsecured general creditor. All payments to be made hereunder shall be paid from general assets. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

5.12 Section 409A and 457A of the Code. This Plan is intended to be exempt from Sections 409A and 457A of the Code and shall be so construed. Should any provision of this Plan be found not to be exempt from Section 409A or 457A of the Code, to the extent possible such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Participant, in such manner as the Committee determines to be necessary or appropriate to be exempt from or to comply with Section 409A or 457A of the Code. Each payment shall be treated as a separate payment for purposes of Section 409A and 457A of the Code. In no event may a Participant, directly or indirectly, determine the taxable year in which a payment with respect to an Award shall be paid. The Company does not guarantee any particular tax treatment of the Awards granted under this Plan and in no event whatsoever shall any Company Entity be liable for any additional tax, interest, or penalty that may be imposed by Section 409A or 457A of the Code.

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